NOTICE OF GUARANTEED DELIVERY

For Tender Of

4.35% Senior Notes due 2029
(144A CUSIP: 233293 AP4; Reg S CUSIP: U2605P AE6)
of
DPL Inc.

This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Exchange Offer (as defined below) if the procedures for book-entry transfer of 4.35% Senior Notes due 2029 (the “Old Notes”) cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission, overnight courier or mail to U.S. Bank National Association (the “Exchange Agent”). See “The Exchange Offer—Guaranteed Delivery Procedures” in the Prospectus dated , 2019 (which constitutes the “Exchange Offer”) of DPL Inc., an Ohio Corporation (the “Company”).
The Exchange Agent for the Exchange Offer is:
U.S. Bank National Association

By Mail, Overnight Courier or by Hand: U.S. Bank National Association Attn: Corporate Trust-Specialized Finance 111 Fillmore Avenue E St. Paul, Minnesota 55107	By Facsimile Transmission (for Eligible Institutions only): U.S. Bank National Association 651-466-7367

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.
THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES.

THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY

(Not to be used for Signature Guarantee)
The undersigned, a firm which is a member of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, the confirmation of the book-entry transfer of all tendered Old Notes to the Exchange Agent’s account at The Depository Trust Company (“DTC”), pursuant to the procedures for book-entry transfer set forth in the Prospectus together with any other documents required by the Prospectus within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.
The undersigned acknowledges that it must deliver the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:
(Authorized Signature)
Address:	Title:
Name:
(Zip Code)		(Please type or print)
Area Code and Telephone Number:	Date:

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